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                                                                       Exhibit 4
                                                                       ---------
                         AMENDMENT TO RIGHTS AGREEMENT
                         -----------------------------


        AMENDMENT dated as of October 18, 1995, between HILLS STORES COMPANY, a Delaware corporation (the "Company"), and CHEMICAL BANK, a New York banking corporation, as Rights Agent (the "Rights Agent"), to Rights Agreement dated as of August 16, 1994, between the Company and the Rights Agent.

        WHEREAS, the Company and the Rights Agent have entered into a Rights Agreement dated as of August 16, 1994 (the "Rights Agreement");

        WHEREAS, Section 26 of the Rights Agreement provides that at any time prior to the Distribution Date (as defined in the Rights Agreement), the Company may, and the Rights Agent shall if the Company so directs, supplement or amend any provision of the Rights Agreement (other than an amendment or supplement that reduces the Redemption Price or provides for an earlier Expiration Date (each, as defined in the Rights Agreement)) without the approval of any holder of the Rights issued pursuant to the Rights
Agreement;

        WHEREAS, the Distribution Date has not occurred and this Amendment does not reduce the Redemption Price or provide for an earlier Expiration Date; and

        WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement on the terms set forth herein;

        NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

        SECTION 1. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Rights Agreement.

        SECTION 2. The definition of "BENEFICIAL OWNER", "BENEFICIALLY OWN" and "BENEFICIAL OWNERSHIP" on pages 2 and 3 of the Rights Agreement are deleted in their entirety, and the following is substituted therefor:

        "A Person shall be deemed the `BENEFICIAL OWNER' of, and shall be deemed to `BENEFICIALLY OWN', and shall be deemed to have `BENEFICIAL OWNERSHIP' of, any securities:

                (i) which such Person or any of such Person's Affiliates or Associates is deemed to "beneficially own" within the meaning of Section 13(d) of the Exchange Act or Rule 13d-3 of the General Rules and Regulations
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          promulgated thereunder, in each  case as in effect on  the date of this Rights Agreement; or

                (ii) which such Person or any such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, or to have Beneficial Ownership of, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder, or (B) the right to vote pursuant to any agreement, arrangement or understanding (written or oral); PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if (1) the agreement, arrangement or understanding (written or oral) to vote such security arises solely from a revocable proxy or consent given to such Person pursuant to a definitive proxy statement filed with the Securities and Exchange Commission and otherwise in accordance with, the applicable rules and regulations under the Exchange Act and
          (2) the beneficial ownership of such security is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (ii)(B) of this definition) or disposing of any securities of the Company;

     PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security owned by any other Person, or any of such other Person's

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     Affiliates or Associates, solely by reason of engaging in communications involving (A) the sharing of information with such other Person or
     (B) preliminary discussions regarding the possibility of entering into agreements, arrangements or understandings of the type described in clause (iii) above or in Rule 13d-5 of the General Rules and Regulations promulgated under the Exchange Act ("Rule 13d-5") until such time as those communications actually result in such Person entering into such an agreement, arrangement or understanding; and PROVIDED, FURTHER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security owned by any other
     Person, or any of such other Person's Affiliates or Associates, by reason of an agreement, arrangement or understanding of the type described in clause (iii) above or Rule 13d-5 if such agreement, arrangement or understanding was entered into with the prior authorization of the Board of Directors of the Company.

        Notwithstanding the foregoing, nothing contained in this definition shall cause a Person ordinarily engaged in business as an underwriter of securities to be the `Beneficial Owner' of, or to `beneficially own', any securities acquired in a bona fide firm commitment underwriting pursuant to an underwriting agreement with the Company."

     SECTION 3. The definition of "OWNERSHIP THRESHOLD" is deleted in its entirety and the following is substituted therefor:

        "`OWNERSHIP THRESHOLD' shall mean, with respect to any Person, Beneficial Ownership of 20% of the aggregate of the classes of Capital Shares at any time outstanding."




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     SECTION  4.   Except  as  expressly  modified by  this  Amendment, the
Rights Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


                                        HILLS STORES COMPANY


                                        By:___________________________
                                           Name:
                                           Title:


                                        CHEMICAL BANK, as Rights Agent


                                        By:___________________________
                                           Name:
                                           Title:





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